Resource Credit Income Fund

Item 77Q1(e) – Copies of any new or amended Registrant Investment Advisory Contracts

The Management Agreement for Resource Credit Income Fund (the “Registrant”), effective March 31, 2015, was filed as Exhibit (g) to Pre−Effective Amendment No. 2 to the Registrant's Registration Statement, Accession Number 0001104659-15-027285, and is hereby incorporated by reference in response to Item 77Q1(e) of the Registrant's Form N−SAR.